As filed with the Securities and Exchange Commission on November 27, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BANCO SANTANDER-CHILE
(d/b/a Banco Santander Santiago and Santander Santiago)
(Exact name of Registrant as specified in its charter)

SANTANDER-CHILE BANK
(d/b/a Santander Santiago Bank and Santander Santiago)
(Translation of Registrant’s name into English)

Republic of Chile	Not Applicable
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Bandera 140
Santiago, Chile
Telephone: 011-562-320-2000
(Address and telephone number of Registrant’s principal executive offices)

     CT Corporation System
111 Eighth Avenue
New York, New York 10011
1-800-223-7564
(Name, address and telephone number of agent for service)

Please send copies of all communications to:
Nicholas A. Kronfeld
Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
(212) 450-4950

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed maximum aggregate price per unit/ Proposed maximum aggregate offering price/Amount of Registration Fee(1)

Debt Securities

Shares of Common Stock, without par value(2)(3)

(1)	An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be offered and sold at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the Registrant is deferring payment of all registration fees.
(2)	A separate registration statement on Form F-6 (Registration No. 333-97303 ) has been filed with respect to the American Depositary Shares, or ADSs, each representing the right to receive 1,039 Shares of Common Stock without par value.
(3)	Includes shares to be offered by Banco Santander-Chile and any selling shareholder.

Explanatory Note

     The prospectus contained herein relates to the offering of both of the following securities on a continuous or delayed basis, at indeterminate aggregate offering prices:

  our newly issued debt securities; and

  shares of our common stock, including shares represented by ADSs, which may be offered by us or any selling shareholder.

PROSPECTUS

Debt Securities
Shares of Common Stock

     This prospectus relates to the proposed offering and sale by us of our debt securities and the proposed offering and sale by us or any selling shareholder identified in a prospectus supplement of shares of our common stock, including shares represented by ADSs. Information on the selling shareholders and the times and manner in which they may offer and sell shares of common stock and ADSs, and the times and manner in which we may offer and sell our shares, including shares represented by ADSs, and debt securities, is described under the sections entitled “Selling Shareholders” and “Plan of Distribution” in this prospectus as well as in the prospectus supplement related to any such offering.

     Our shares of common stock are listed on the Santiago Stock Exchange, the Chile Electronic Stock Exchange and the Valparaiso Stock Exchange, which we refer to collectively as the Chilean Stock Exchanges. Our ADSs are listed on the New York Stock Exchange under the symbol “SAN.” On November 24, 2006, the last reported sale price of our shares on the Chilean Stock Exchanges was Ch$26.00 per share, and the last reported sale price of our ADSs on the New York Stock Exchange was US$49.28 per ADS.

     When we or selling shareholders offer securities, we will provide you with a prospectus supplement describing the terms of the specific issues of securities, including the offering price of the securities. You should read this prospectus and the related prospectus supplement carefully before you invest. We or any selling shareholders may offer and sell the securities directly to purchasers, through underwriters, dealers or agents, including any of our affiliates, or through any combination of these methods, on a continuous or delayed basis.

     This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus.

     Investing in our securities involves risks. See the risk factors contained in the documents incorporated by reference into this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated November 27, 2006

     As used in this prospectus, “Santander-Chile,” “the Bank,” “we,” “our” and “us” mean Banco Santander-Chile, the bank resulting from the merger of Santiago and Old Santander-Chile, and its consolidated subsidiaries.

     When we refer to “Santiago” in this prospectus, we refer to Banco Santiago and its consolidated subsidiaries prior to its merger with Old Santander-Chile. When we refer to “Old Santander-Chile” in this prospectus, we refer to the former Banco Santander-Chile, which ceased to exist upon its merger into Santiago, effected on August 1, 2002, and its consolidated subsidiaries.

i

THE COMPANY

Banco Santander-Chile

     We are the largest bank in Chile in terms of total assets, total deposits, loans and shareholders’ equity. At June 30, 2006, we had total assets of Ch$15,206,926 million (US$27,785 million), loans net of allowances outstanding of Ch$11,005,488 million (US$20,108 million), deposits of Ch$6,645,164 million (US$12,142 million) and shareholders’ equity of Ch$1,084,985 million (US$1,982 million). At June 30, 2006, we employed 7,782 people and had the largest private branch network in Chile with 367 branches. Our headquarters are located in Santiago, and we operate in every region of Chile.

     We provide a broad range of commercial and retail banking services to our customers. Among the products we offer are Chilean peso and foreign currency-denominated loans to finance a variety of commercial transactions, trade financing, foreign currency forward contracts, credit lines, financial advisory services and a variety of retail banking services, including consumer and mortgage financing. In addition to our traditional banking operations, we offer a variety of financial services including financial leasing, financial advisory services, mutual fund management, securities brokerage, insurance brokerage and investment management.

     We were formed on August 1, 2002 by the merger of Santiago and Old Santander-Chile, both of which were subsidiaries of our controlling shareholder, Banco Santander Central Hispano, S.A. Banco Santander Central Hispano, S.A. is one of the largest financial groups in Latin America in terms of total assets measured on a region-wide basis, and one of the ten largest banks in the world in terms of market capitalization. At June 30, 2006, Banco Santander Central Hispano, S.A. owned, directly and indirectly, 83.96% of our outstanding shares.

     American Depositary Shares representing our common shares have been listed on the New York Stock Exchange since January 1997 under the symbol “SAN.”

     Our principal executive offices are located at Bandera 140, Santiago, Chile (our telephone number is 011-562-320-2000 and our website is www.santandersantiago.cl). However, the information on our website is not a part of this prospectus.

ABOUT THIS PROSPECTUS

     This prospectus is part of an automatic shelf registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits.

     You should read this prospectus and any prospectus supplement together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Available Information” below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. We have not authorized anyone else to provide you with other information.

AVAILABLE INFORMATION

     We file annual reports on Form 20-F with, and furnish other reports and information on Form 6-K to, the Securities and Exchange Commission, or the SEC. You may also read and copy any document we file or furnish at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the public reference rooms. Our filings with the SEC are also available through the SEC’s Internet site at http://www.sec.gov and through the New York Stock Exchange, Inc., or the NYSE, at 20 Broad Street, New York, New York 10005, on which our ADSs are listed.

     We have filed a registration statement on Form F-3 under the Securities Act of 1933, as amended, or the Securities Act, with the SEC covering the securities. For further information about us and our securities, you should review our registration statement and its exhibits.

The SEC allows us to “incorporate by reference” the information we file with it, which means that:

  incorporated documents are considered part of this prospectus;

  we can disclose important information to you by referring you to those documents; and

  information that we file with the SEC in the future and incorporate by reference herein will automatically update and supersede information in this prospectus and information previously incorporated by reference herein.

     We incorporate by reference the following documents or information which we filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

  our Annual Report on Form 20-F for the year ended December 31, 2005, filed on April 14, 2006, which we refer to as our “2005 Annual Report”;

  our current report on Form 6-K filed on November 27, 2006 (relating to our unaudited results of operations and financial condition at and for the six-month period ended June 30, 2006 and 2005), which we refer to as our “2006 Interim Report”;

  our current report on Form 6-K filed on November 8, 2006 (relating to our unaudited results of operations and financial condition at and for the three months and nine months ended September 30, 2006 and 2005); and

  our current report on Form 6-K filed on November 22, 2006 (relating to the new collective bargaining agreement we have entered into).

     All annual reports we file with the SEC pursuant to the Securities Exchange Act of 1934 on Form 20-F after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form that it is being incorporated by reference into this prospectus.

     You may request, orally or in writing, a copy of any filings referred to above, excluding exhibits, other than those specifically incorporated by reference into the documents you request, at no cost, by contacting us at the following address: Banco Santander-Chile, Attention: Investor Relations, Bandera 140, Santiago, Chile, telephone: 011-562-320-2000.

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell securities in any jurisdiction where the offer or sale is prohibited. You should assume that the information appearing in this prospectus, as well as information we previously filed with, or furnished to, the SEC and incorporated by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS

     Some of the information contained or incorporated by reference in this prospectus may constitute “forward-looking statements” within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Although we have based these forward-looking statements on our expectations and projections about future events, it is possible that actual results may differ materially from our expectations. In many cases, we include a discussion of the factors that are most likely to cause forward-looking statements to differ from actual results together with the forward-looking statements themselves.

     Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward looking statements is contained under “Cautionary Statement Concerning Forward-Looking Statements” in our 2005 Annual Report and 2006 Interim Report, which is incorporated in this prospectus by reference (and will be contained in any of our annual reports for a subsequent year that are so incorporated). See “Available Information” above for information about how to obtain a copy of our 2005 Annual Report and 2006 Interim Report.

     In light of the factors described in our 2005 Annual Report and 2006 Interim Report and the other factors described in this prospectus, the forward-looking events might not occur at all or may occur differently than as described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or for any other reason.

USE OF PROCEEDS

     Except as may be described in the applicable prospectus supplement, we will apply the net proceeds from any sales of the securities offered under this prospectus and any prospectus supplement to general corporate purposes, including to strengthen our capital ratios and fund our lending activities.

     We will not receive any of the proceeds for the shares of our common stock or ADSs to be sold by any selling shareholder. Such proceeds will be received by such selling shareholder.

RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our ratio of earnings to fixed charges for each year in the five-year period ended December 31, 2005 and for the six-month period ended June 30, 2005 and 2006. For the purpose of computing the ratios of earnings to fixed charges, earnings consist of earnings before income tax and fixed charges. Fixed charges consist of gross interest expense (including interest on deposits) and the proportion deemed representative of the interest factor of rental expense.

	For the year ended December 31,					For the six months ended June 30,

	2001	2002	2003	2004	2005	2005	2006

Chilean GAAP	1.35	1.36	1.81	1.77	1.65	1.82	1.67
US GAAP	1.36	1.37	1.83	1.87	1.71	1.88	1.73

DESCRIPTION OF SECURITIES

     We will set forth in the applicable prospectus supplement a description of the debt securities and shares of common stock that may be offered under this prospectus.

SELLING SHAREHOLDERS

     Any selling shareholder may from time to time offer our shares of common stock, including shares represented by ADS, for resale. We are registering these shares in order to permit the selling shareholders to publicly offer these shares for resale from time to time. Any of the selling shareholders may sell all, some or none of the shares or ADSs covered by this prospectus.

     Information regarding any selling shareholder, the number of the shares being offered by the selling shareholder, and the change of its ownership percentage resulting from sale of such offered shares will be provided in the applicable prospectus supplement relating to that offer.

PLAN OF DISTRIBUTION

     We may sell the securities from time to time, and any selling shareholder may sell shares, including shares represented by ADSs, as follows:

  through agents;

  to dealers or underwriters for resale;

  directly to purchasers; or

  through a combination of any of these methods of sale.

     In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

     Our securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

  at a fixed price or prices, which may be changed;

  at market prices prevailing at the time of sale;

  at prices related to prevailing market prices; or

  at negotiated prices.

     We and/or any selling shareholder may solicit offers to purchase the securities directly from the public from time to time. We and/or any selling shareholder may also designate agents from time to time to solicit offers to purchase securities from the public on our or their behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we and/or any selling shareholder may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

     From time to time, we and/or any selling shareholder may sell securities to one or more dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.

     We and/or any selling shareholder may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we and/or any selling shareholders sell securities to underwriters, we and/or any selling shareholders will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us and/or any selling shareholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include information about any underwriting compensation we and/or any selling shareholder pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

     Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us and/or any selling shareholder, to indemnification by us and/or any selling shareholder against civil liabilities, including liabilities under the Securities Act.

     In connection with an offering, the underwriters, including any affiliate of ours that is acting as an underwriter or prospective underwriter, may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. These transactions may include overalloting the offering, creating a syndicate short position, and engaging in stabilizing transactions and purchases to cover positions created by short sales. Overallotment involves sales of the securities in excess of the principal amount or number of the securities to be purchased by the underwriters in the applicable offering, which creates a short position for the underwriters. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities in connection with an offering.

     The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount it received because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

     As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

     The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, Santander-Chile and its subsidiaries.

     In addition, we expect to offer securities to or through our affiliates, as underwriters, dealers or agents. Our affiliates may also offer the securities in other markets through one or more selling agents, including one another.

     Santander Investment Securities, Inc., or any other affiliate of Santander-Chile, may participate as an underwriter in distribution of securities issued pursuant to this prospectus. Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. imposes certain requirements when an NASD member, such as Santander Investment Securities, Inc., distributes an affiliated company’s securities. Santander Investment Securities, Inc. has advised Santander-Chile that any offering in which Santander Investment Securities, Inc. acts as an underwriter will comply with the applicable requirements of Rule 2720.

     Should Santander Investment Securities, Inc. or any other affiliate of Santander-Chile participate in the distribution of securities issued pursuant to this prospectus, the underwriters will not confirm initial sales to accounts over which they exercise discretionary authority without the prior written approval of the customer.

     If so indicated in the applicable prospectus supplement, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.

Market-Making Resales by Affiliates

     This prospectus may be used by Santander Investment Securities, Inc. in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, Santander Investment Securities, Inc. may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, Santander Investment Securities, Inc. may act as principal or agent, including as agent for the counterparty in a transaction in which it acts as principal, or as agent for both counterparties in a transaction in which it does not act as principal. Santander Investment

Securities, Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other of our affiliates may also engage in transactions of this kind and may use this prospectus for this purpose.

     We do not expect to receive, directly, any proceeds from market-making transactions. We do not expect that Santander Investment Securities, Inc. or any other affiliate that engages in these transactions will pay, directly, any proceeds from its market-making resales to us.

     Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

     Unless you are informed in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Matters Relating to Initial Offering

     Each series of debt securities will be a new issue, and there will be no established trading market for any debt security prior to its original issue date. We may not list any particular series of debt securities on a securities exchange or quotation system. Any underwriters to whom we sell securities for public offering may also make a market in those securities. However, none of the underwriters that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for any of the securities.

     Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

VALIDITY OF THE SECURITIES

     The validity of the securities will be passed on for us by Davis Polk & Wardwell, New York, New York, our U.S. counsel. Certain legal matters governed by Chilean law will be passed upon for us by Yrarrázaval, Ruiz-Tagle, Goldenberg, Lagos & Silva Abogados for Santander-Chile. Davis Polk & Wardwell will rely, without investigation, upon Yrarrázaval, Ruiz-Tagle, Goldenberg, Lagos & Silva Abogados as to all matters governed by Chilean law.

EXPERTS

     The financial statements incorporated in this prospectus by reference from the Bank’s Annual Report on Form 20-F as of and for the year ended December 31, 2005 have been audited by Deloitte & Touche Sociedad de Auditores y Consultores Ltda., an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and contains an explanatory paragraph referring to the translation of Chilean peso amounts into U.S. dollar amounts and an explanatory paragraph regarding the reconciliation of Chilean GAAP to U.S. GAAP for net income and shareholders’ equity and the application thereof) which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The Audited Consolidated Financial Statements of the Bank as of December 31, 2004 and for the years ended December 31, 2004 and 2003 incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

     With respect to the unaudited interim financial information for the six-month periods ended June 30, 2006 and 2005 which is incorporated herein by reference, Deloitte & Touche Sociedad de Auditores y Consultores Ltda., an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in the Bank’s Form 6-K dated November 27, 2006 for the six-month periods ended June 30, 2006 and June 30, 2005 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche Sociedad de Auditores y Consultores Ltda. are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

NOTICES

     All notices will be deemed to have been given upon the mailing by first class mail, postage prepaid, of those notices to holders of securities at their registered addresses as recorded in the register of holders of such securities.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

     We are a Chilean corporation. None of our directors are residents of the United States, and most of our executive officers reside outside the United States. In addition, a substantial portion of our assets and the assets of these individuals are located outside the United States. As a result, it may be difficult for you to:

  effect service of process outside Chile upon us or such persons; or

  bring an original action against us or our directors and executive officers in the United States or Chile to enforce liabilities based upon the U.S. federal securities laws.

     It may also be difficult for you to enforce in Chilean courts judgments obtained in U.S. court against us or our directors and executive officers or other persons named in the registration statement, of which this information statement and prospectus is a part, based on civil liability provisions of the U.S. federal securities laws. If a U.S. court grants a final judgment in an action based on the civil liability provisions of the federal securities laws of the United States, enforceability of this judgment in Chile will be subject to the obtaining of the relevant "exequatur" (i.e., recognition and enforcement of the foreign judgment) according to Chilean civil procedure law currently in force, and consequently, subject to the satisfaction of certain factors. The most important of these factors are the existence of reciprocity, the absence of a conflicting judgment by a Chilean court relating to the same parties and arising from the same facts and circumstances and the Chilean courts’ determination that the U.S. courts had jurisdiction, that process was appropriately serviced on the defendant and that enforcement would not violate Chilean public policy.

     In general, the enforceability in Chile of final judgments of U.S. courts does not require retrial in Chile. If an action is started before Chilean courts, there is doubt as to the enforceability of liabilities based on the U.S. federal securities laws. Chilean courts may enter and enforce judgments in foreign countries.

PROSPECTUS

November 27, 2006

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers

     Indemnification under Santander-Chile By-laws and Chilean Law. No provision of Santander Chile’s By-laws provides for the indemnification of directors and officers. Under Chilean Law, when a director or officer of a corporation acts within the scope of his or her authority and exercises due diligence, the corporation will answer for any resulting liabilities or expenses.

     Santander-Chile’s D&O Insurance. Banco Santander Central Hispano, S.A., the controlling shareholder of Banco Santander-Chile, has an insurance policy purchased in Spain with AIG currently in effect that covers civil liability incurred by the directors and senior management of its controlled banks.

Item 9. Exhibits

Number	Description	Incorporated by Reference to Filings Indicated

1.1	Form of Underwriting Agreement.	**
4.1	Indenture dated December 9, 2004 between Banco Santander-Chile and Deutsche Bank Trust Company Americas, as Trustee (incorporated by reference to our Annual Report for the fiscal year ended December 31, 2005 filed with the Commission on April 12, 2006).
4.2

Amended and Restated By-laws (estatutos) of Santander-Chile (Spanish Version) (incorporated by reference to our Annual Report on Form 20-F for the fiscal year ended December 31, 2004 (File No. 1-4554) filed with the Commission on June 30, 2005).

4.3

Amended and Restated By-laws (estatutos) of Santander-Chile (English Version) (incorporated by reference to our Annual Report on Form 20-F for the fiscal year ended December 31, 2004 (File No. 1-4554) filed with the Commission on June 30, 2005).

4.4	Form of Amended and Restated Deposit Agreement, dated August 1, 2002, among Banco Santander-Chile (formerly known as Banco Santiago), the Bank of New York (as depositary) and Holders of American Depositary Receipts (incorporated by reference to our Registration Statement on Form F-6 No. 333-97303, filed with the Commission on July 26, 2002).
4.5	Form of Foreign Investment Contract among Banco Santiago, JPMorgan Chase Bank and the Central Bank of Chile relating to the foreign exchange treatment of an investment in ADSs (accompanied by an English translation) (Incorporated by reference to our Registration Statement on Form F-1 (Registration No. 333- 7676) filed with the Commission on October 23, 1997).
5.1	Opinion of Yrarrázaval, Ruiz-Tagle, Goldenberg, Lagos & Silva Abogados as to the validity of the securities (Chilean law)	*
5.2	Opinion of Davis Polk & Wardwell as to the validity of the securities (New York law).	*
12.1	Computation of Ratio of Earnings to Fixed Charges	*
15.1	Letter Regarding Unaudited Financial Information	*
21.1	List of Subsidiaries	*
23.1	Consent of Deloitte & Touche Sociedad de Auditores y Consultores, Ltda.	*
23.2	Consent of PricewaterhouseCoopers.	*
23.3	Consent of Yrarrázaval, Ruiz-Tagle, Goldenberg, Lagos & Silva Abogados (included in Exhibit 5.1).	*
23.4	Consent of Davis Polk & Wardwell (included in Exhibit 5.2).	*
24.1	Power of Attorney (included on signature page).
25.1	Statement of Eligibility on Form T-1 of Deutsche Bank Trust Company Americas, as Trustee under the Indenture.	*

*	Filed herewith.
**	To be filed by amendment or incorporated by reference from a subsequently filed Form 6-K.

II-1

Item 10. Undertakings

     The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

     (iii) to include in the prospectus any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

     2. That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     4. To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

     (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

     6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     7. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     8. To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

     9. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Santiago, Chile, on November 27, 2006.

BANCO SANTANDER-CHILE

By:	/s/ Oscar von Chrismar

	Name:	Oscar von Chrismar
	Title:	Chief Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS that each of the individuals whose signature appears below constitutes and appoints Mr. Gonzalo Romero and Mr. Cristian Florence, and each of them, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

Chief Executive Officer
/s/ Oscar von Chrismar	(Principal Executive Officer)	November 27, 2006

Oscar von Chrismar

Corporate Financial Controller
/s/ Guillermo Sabater	(Principal Financial Officer)	November 27, 2006

Guillermo Sabater

Chief Accounting Officer
/s/ Roberto Jara	(Principal Accounting Officer)	November 27, 2006

Roberto Jara

/s/ Mauricio Larraín Garcés	Chairman and Director	November 27, 2006

Mauricio Larraín Garcés

	First Vice Chairman and Director	November 27, 2006

Marcial Portela Alvarez

	Second Vice Chairman and Director	November 27, 2006

Benigno Rodríguez Rodríguez

Name	Title	Date

	Director	November 27, 2006

Víctor Arbulú Crousillat
	Director	November 27, 2006

Marco Colodro Hadjes

/s/ Lucía Santa Cruz Sutil	Director	November 27, 2006

Lucía Santa Cruz Sutil

/s/ Juan Andrés Fontaine Talavera	Director	November 27, 2006

Juan Andrés Fontaine Talavera

/s/ Roberto Méndez Torres	Director	November 27, 2006

Roberto Méndez Torres

/s/ Carlos Olivos Marchant	Director	November 27, 2006

Carlos Olivos Marchant

/s/ Roberto Zahler Mayanz	Director	November 27, 2006

Roberto Zahler Mayanz

/s/ Claudia Bobadilla Ferrer	Director	November 27, 2006

Claudia Bobadilla Ferrer

Authorized Representative
/s/ Donald J. Puglisi	in the United States	November 27, 2006

Donald J. Puglisi

EXHIBIT INDEX

Number	Description	Incorporated by Reference to Filings Indicated

1.1	Form of Underwriting Agreement.	**
4.1	Indenture dated December 9, 2004 between Banco Santander-Chile and Deutsche Bank Trust Company Americas, as Trustee (incorporated by reference to our Annual Report for the fiscal year ended December 31, 2005 filed with the Commission on April 12, 2006).
4.2

Amended and Restated By-laws (estatutos) of Santander-Chile (Spanish Version) (incorporated by reference to our Annual Report on Form 20-F for the fiscal year ended December 31, 2004 (File No. 1-4554) filed with the Commission on June 30, 2005).

4.3

Amended and Restated By-laws (estatutos) of Santander-Chile (English Version) (incorporated by reference to our Annual Report on Form 20-F for the fiscal year ended December 31, 2004 (File No. 1-4554) filed with the Commission on June 30, 2005).

4.4	Form of Amended and Restated Deposit Agreement, dated August 1, 2002, among Banco Santander-Chile (formerly known as Banco Santiago), the Bank of New York (as depositary) and Holders of American Depositary Receipts (incorporated by reference to our Registration Statement on Form F-6 No. 333-97303, filed with the Commission on July 26, 2002).
4.5	Form of Foreign Investment Contract among Banco Santiago, JPMorgan Chase Bank and the Central Bank of Chile relating to the foreign exchange treatment of an investment in ADSs (accompanied by an English translation) (Incorporated by reference to our Registration Statement on Form F-1 (Registration No. 333- 7676) filed with the Commission on October 23, 1997).
5.1	Opinion of Yrarrázaval, Ruiz-Tagle, Goldenberg, Lagos & Silva Abogados as to the validity of the securities (Chilean law)	*
5.2	Opinion of Davis Polk & Wardwell as to the validity of the securities (New York law).	*
12.1	Computation of Ratio of Earnings to Fixed Charges	*
15.1	Letter Regarding Unaudited Financial Information	*
21.1	List of Subsidiaries	*
23.1	Consent of Deloitte & Touche Sociedad de Auditores y Consultores, Ltda.	*
23.2	Consent of PricewaterhouseCoopers.	*
23.3	Consent of Yrarrázaval, Ruiz-Tagle, Goldenberg, Lagos & Silva Abogados (included in Exhibit 5.1).	*
23.4	Consent of Davis Polk & Wardwell (included in Exhibit 5.2).	*
24.1	Power of Attorney (included on signature page).
25.1	Statement of Eligibility on Form T-1 of Deutsche Bank Trust Company Americas, as Trustee under the Indenture.	*

*	Filed herewith.
**	To be filed by amendment or incorporated by reference from a subsequently filed Form 6-K.